[LETTERHEAD]
                        HAMILTON MISFELDT & COMPANY P.C.
                          Certified Public Accountants





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 14, 1994, on our audit of the statement of operations of B & B Production Company. We also consent to the reference to our firm under the caption "Experts".





/s/

HAMILTON MISFELDT & COMPANY, P.C.

Cut Bank, Montana
June 4, 1996





















118 East Main ---Cut Bank, Montana 59427 ---(406) 873-5563 ---Fax (406) 873-4410